AT AKORN:             AT FRB:
          Eric Wingerter        Jack Quenney                 Kathy Brunson
          VP-Finance &          General Information          Analyst
          Administration        (312) 640-6726               Contact
          (504) 893-9300                                     (312) 640-6696




          FOR IMMEDIATE RELEASE
          THURSDAY, JUNE 13, 1996


          BARRY  D.  LEBLANC,  PRESIDENT  OF  AKORN'S  OPHTHALMIC  DIVISION
          RESIGNS


          ABITA SPRINGS, LA, JUNE 13, 1996 --- Akorn, Inc. (Nasdaq: AKRN) today announced that Barry D. LeBlanc, president of the newly formed ophthalmic division has resigned for personal reasons. He also resigned from his position as a director of the company. Mr. LeBlanc will assist the company for a limited period during the transition. John Kapoor, who had added CEO responsibilities to his role as chairman, will assume the responsibilities of the ophthalmic division.

               Akorn, Inc. manufactures sterile ophthalmic and injectable pharmaceuticals, and markets and distributes an extensive line of ophthalmic products.


          For additional information about Akorn, Inc. free of charge via fax, dial 1-800-PRO-INFO and enter "AKRN."